Exhibit 1.1

                 Shares

Aerie Pharmaceuticals, Inc.

Common Stock

($0.001 Par Value)

FORM OF

EQUITY UNDERWRITING AGREEMENT

[                ], 2013

RBC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

As the Representatives of the

several underwriters named in Schedule I hereto

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

Ladies and Gentlemen:

Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated are acting as representatives (“you” or the “Representatives”) an aggregate of                  shares of the Issuer’s common stock, $0.001 par value (the “Firm Securities”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to                  additional shares of the Issuer’s Common Stock (the “Option Securities”) solely to cover over-allotments, as set forth below.

As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this underwriting agreement (the “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of

Firm Securities set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Securities, if you elect to exercise the over-allotment option, in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared a registration statement on Form S-1 (File No. 333-191219) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); “Prospectus” means the prospectus in the form first used to confirm sales of Shares; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the Registration Statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 under the Securities Act relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares. If the Issuer has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time” is     :          m (Eastern time) on the date of this Agreement.

The Representatives have agreed to reserve a portion of the Shares to be purchased by them under this Agreement for sale to the Issuer’s directors, officers, employees and business associates and other parties related to the Issuer (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Underwriters and their respective affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters, as set forth in the Prospectus.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Issuer.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement has been filed with the Commission under the Securities Act and has been declared effective under the Securities Act. No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such registration statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration Statement complies, and any further amendments or supplements to the Registration Statement will comply, in all material respects with the requirements of the Securities Act and the Rules and Regulations. The Prospectus and the Pricing Prospectus each complies and, as amended or supplemented, will comply, in all material respects with the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by any Issuer Free Writing Prospectuses and other documents or other information that are listed in Schedule II(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), and any individual Written Testing-the-Waters Communication (as defined herein) all of which are listed on Schedule III, when considered together with the Disclosure Package, in each case as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus that is listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; and any Issuer Free Writing Prospectus listed on Schedule II(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or any individual Written Testing-the-Waters Communication or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein, such information being listed in Section 13 below.

(b) Each such Issuer Free Writing Prospectus listed in Schedule II(a) or Schedule II(b) complied in all material respects with the Securities Act, and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).

(c) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer. The Issuer has full power and authority to enter into this Agreement and to issue and sell the Shares as contemplated by this Agreement.

(d) The Issuer is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is validly existing as a corporation in good standing under such laws. The Issuer has requisite corporate power to conduct its business as described in the Prospectus and the Disclosure Package. The Issuer is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings, business or prospects of the Issuer taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Shares from being accepted for listing on, or resulting in the delisting of the Shares from, The Nasdaq Global Market (“NASDAQ”) (the occurrence of any of the foregoing events in clauses (i), (ii) or (iii) being a “Material Adverse Effect”). The Issuer has no subsidiaries.

(e) Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of exist or are applicable with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock, other than such rights that have been waived or otherwise satisfied and disclosed in the Registration Statement, the Prospectus or the Disclosure Package.

(f) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package in all material respects. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer, except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package. All of the issued and outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance in all material respects with all applicable securities laws, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(g) The financial statements of the Issuer, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting (“U.S. GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus or the Disclosure Package that are not included as required. The summary financial data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer.

(h) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations.

(j) There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer before any court or administrative or regulatory agency or otherwise (i) that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described or (ii) which, if determined adversely to the Issuer, individually or in the aggregate, could have a Material Adverse Effect, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(k) No labor problem or dispute with the employees of the Issuer exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers, that could, individually or in the aggregate, have a Material Adverse Effect. To the Issuer’s knowledge, no union organizing activities are currently taking place concerning the employees of the Issuer and, except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Issuer.

(l) The Issuer has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount. The Issuer occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the Prospectus and the Disclosure Package.

(m) The Issuer has filed, or has properly requested extensions for, all Federal income tax returns and all other material tax returns which have been required to be filed by or with respect to it, and has paid all taxes shown on said tax returns and all written assessments received by it to the extent that such taxes have become due and payable, except for any such taxes as are being contested in good faith and for which adequate reserves for accrual have been established in accordance with U.S. GAAP. All material amounts of the tax liabilities of the Issuer have been adequately provided for in the financial statements of the Issuer as required in accordance with U.S. GAAP.

(n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, except as set forth in the Registration Statement and the Prospectus, or contemplated thereby, there has not been (i) any material adverse change or any development involving a prospective change which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings, or business of the Issuer taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) any occurrence that would prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) any occurrence that would prevent the Shares from being accepted for listing on, or resulting in the delisting of the Shares from, NASDAQ, and there has not been any material transaction entered into by the Issuer, other than transactions described in the Prospectus and the Disclosure Package. The Issuer has no material contingent obligations or liabilities that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(o) The Issuer is not, nor with the giving of notice or lapse of time or both, will the Issuer be, in violation of or in default under (i) its Certificate of Incorporation (“Charter”) or Bylaws or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, in the case of this clause (ii), which default has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. With respect to those agreements, leases, contracts, indentures or other instruments or obligations under clause (ii) above, which are material to the Issuer, the Issuer has not received or sent notice of termination or intentions to terminate, and no such termination has been threatened to the Issuer’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the performance by the Issuer of its obligations hereunder will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party, (y) the Charter or Bylaws of the Issuer or (z) any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer, except in the case of clauses (x) and (z) where such conflict, breach or default would not individually or in the aggregate cause a Material Adverse Effect.

(p) No approval, consent, order, authorization or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such as have been already obtained or such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or NASDAQ or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(q) The Issuer has all licenses, certifications, permits, franchises, approvals, clearances, exemptions and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package, except where the failure to have the same would not, individually or in the aggregate, have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The Issuer has fulfilled and performed all of its material obligations with respect to the Permits.

(r) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(s) The Issuer is not, and upon consummation of the transactions contemplated by the Agreement will not be, an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(t) The Issuer carries, or is covered by, insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of its business and the value of its properties. All policies of insurance insuring the Issuer or any of its businesses, assets, employees, officers and directors are in full force and effect, and the Issuer is in compliance with the terms of such policies in all material respects. There are no claims by the Issuer under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect.

(u) The Issuer and its applicable employee benefits plans are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer could have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(v) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(w) The Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other similar entity.

(x) There are no statutes, regulations, contracts or other documents (including, without limitation, any shareholders’ agreement, investor rights agreement or voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(y) Neither the Issuer, nor, to the knowledge of the Issuer, any director and officer , agent, employee or other person associated with or acting on behalf of the Issuer has not, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

(z) The Issuer owns all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights described in the Prospectus and the Disclosure Package as being owned by it (collectively, the “Issuer Intellectual Property”) and, to the Issuer’s knowledge, owns or has obtained valid and enforceable licenses for, or other rights to use, all Intellectual Property used in, or necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement, the Prospectus and the Disclosure Package. Except as specifically described in the Registration Statement, the Prospectus and the Disclosure Package, (i) no third parties have obtained or will be able to establish any interest in or rights to any Issuer Intellectual Property from the Issuer, other than limited non-exclusive licenses granted in the ordinary course; (ii) to the Issuer’s knowledge, there is no infringement, misappropriation or other violation by third parties of any Issuer Intellectual Property; (iii) there is no pending or, to the

Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s interest or rights in or to any Issuer Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any Issuer Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer has infringed, misappropriated or violated, does infringe, misappropriate or otherwise violate, or would, upon further development or commercialization of any product, product candidate or service described in the Prospectus and the Disclosure Package as under development, infringe, misappropriate or violate, any Intellectual Property of others, and the Issuer is unaware of any facts which would form a basis for any such claim; (vi) to the Issuer’s knowledge there is no patent or patent application that contains claims that cover or overlap (or may cover or overlap) the claims of any patent or patent application included in the Issuer Intellectual Property or that interferes with the issued or pending claims of any such patent or patent application; (vii) there is no prior art or public or commercial activity of which the Issuer is aware that may render any patent included in the Issuer Intellectual Property invalid or that would preclude the issuance of any patent on any patent application included in the Issuer Intellectual Property which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (viii) the Issuer has not committed any act or omitted to undertake any act the effect of such commission or omission would reasonably be expected to result in a legal determination that any item of Issuer Intellectual Property thereby was rendered invalid or unenforceable in whole or in part; (ix) to the Issuer’s knowledge, the issued patents included in the Issuer Intellectual Property are valid and enforceable and the Issuer is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in the Issuer Intellectual Property; (x) the manufacture, use and sale of the products or product candidates described in the Prospectus and the Disclosure Package as under development by the Issuer fall within the scope of one or more claims of the patents or patent applications included in the Issuer Intellectual Property; (xi) the Issuer has taken reasonable steps necessary to secure the interests of the Issuer in the Issuer Intellectual Property purported to be owned by the Issuer from any employees, consultants, agents or contractors that developed (in whole or in part) such Issuer Intellectual Property; (xii) there are no outstanding options, licenses or agreements of any kind relating to the Issuer Intellectual Property or Intellectual Property of any other person or entity that are required to be described in the Prospectus and the Disclosure Package that are not so described therein; and (xiii) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Issuer Intellectual Property that is owned or purported to be owned by the Issuer that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Issuer Intellectual Property. To the Issuer’s knowledge, none of the technology employed by the Issuer has been obtained or is being used by the Issuer in violation of the rights of any person.

(aa) The conduct of business by the Issuer complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), (b) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and Laws applicable to hazardous or regulated substances and radioactive or biologic materials, (c) the federal Anti-Kickback Statute, (d) the False Claims Act, (e) the Stark law, (f) the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act, (g) licensing and certification Laws covering any aspect of the business of the Issuer, (h) similar federal, state, local and foreign Laws and (i) the regulations promulgated pursuant to such Laws. The Issuer has not received any written notification asserting, nor has no knowledge of, any present or past failure to comply with or violation of any such Laws except where such failure would not reasonably be expected to have a Material Adverse Effect.

(bb) Except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package (and to the Issuer’s knowledge, after due inquiry, with respect to such trials, studies or tests conducted by third parties), the clinical trials and pre-clinical studies and tests conducted by or on behalf of or sponsored by the Issuer are, and at all times have been, conducted in all material respects in accordance with the FD&C Act and the regulations promulgated thereunder, including all U.S. Food and Drug Administration (“FDA”) regulations governing clinical trials, as well as other applicable federal, state, local and foreign Laws, and consistent with the protocols submitted to the FDA and procedures and controls generally used by qualified experts in the pre-clinical and clinical development of drugs. The descriptions of the results of such trials, studies and tests that have been submitted to the FDA or other governmental authority as the basis for a Permit are accurate and complete in all material respects and fairly present the data derived from such trials, studies and tests, and the Issuer does not have any knowledge of any other trials, studies or tests the results of which reasonably call into question the results described in the Registration Statement, the Prospectus and the Disclosure Package. Except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer has not received any written notices or other correspondence from the FDA or any other federal, state, local or foreign governmental agency with respect to any clinical trials or pre-clinical studies or tests that are described in the Registration Statement, the Prospectus and the Disclosure Package or the results of which are described in the Registration Statement, the Prospectus and the Disclosure Package that require the termination, suspension, delay or modification of such trials, studies or tests, or otherwise require the Issuer to engage in any remedial activities with respect to such trials, studies or tests or threaten to impose or actually impose any fines or other disciplinary actions, except where such remedial activities or disciplinary actions would not reasonably be expected to have a Material Adverse Effect.

(cc) All the operations of the Issuer and, to the best of the Issuer’s knowledge, all the manufacturing facilities and operations of the Issuer’s suppliers and manufacturers of product candidates and the components thereof that are intended to be used in clinical trials are in compliance in all material respects with applicable FDA and other governmental regulations, including current good manufacturing practice regulations and applicable standards set forth in FDA guidance documents, the FD&C Act and other applicable federal, state, local or foreign Laws.

(dd) The information contained in the Registration Statement and the Prospectus that constitutes “forward-looking” information within the meaning of the Securities Act was made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.

(ee) The operations of the Issuer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Issuer with respect to the Money Laundering Laws is pending or, to the Issuer’s knowledge, threatened.

(ff) The Issuer is not in violation in any material respect of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). The Issuer does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

(gg) All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Issuer reasonably believes to be reliable and accurate.

(hh) The Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including Section 402 thereof relating to loans.

(ii) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, including controls and procedures reasonably designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure.

(jj) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than (i) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants or (ii) as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package.

(kk) Since the date of the preliminary prospectus included in the Registration Statement confidentially submitted to the Commission on May 13, 2013 (or, if earlier, the first date on which the Issuer engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ll) The Issuer (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Issuer reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Issuer has not distributed any Written Testing-the-Waters Communications (as defined herein), other than those listed on Schedule III. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(mm) The Registration Statement, the Prospectus, the Disclosure Package and any preliminary prospectus comply, and any amendments or supplements thereto will comply, in all material respects with any applicable laws or regulations of any jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(nn) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(oo) The Issuer has not offered, or caused the Representatives or any of their respective affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Issuer to alter the customer’s or supplier’s level or type of business with the Issuer, or (ii) a trade journalist or publication to write or publish favorable information about the Issuer or its products.

Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2.	Purchase, Sale and Delivery of the Firm Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $         per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 10 hereof.

(b) Payment for the Firm Securities to be sold hereunder is to be made in immediately available funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities solely to cover over-allotments at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part, once or on multiple occasions, by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on an Option Closing Date in immediately available funds through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Issuer.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	Covenants.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Issuer has not distributed and without the prior consent of the Representatives, it will not distribute any prospectus or other written offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representatives, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares, any event occurred or occurs as a result of which any Issuer Free Writing Prospectus which is then in use would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectuses as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. At the request of the Representatives, the Issuer will deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If the Pricing Prospectus is being used to solicit offers to buy

Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Pricing Prospectus in order to make the statements therein (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto), in the light of the circumstances existing at such time, not misleading, or any event shall occur as a result of which, the information in the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto) conflicts with information contained in the Registration Statement then on file or if it is necessary at any time to amend or supplement the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto) to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Pricing Prospectus so that the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances at such time, be misleading, or so that the Pricing Prospectus will comply with the law. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer (or in lieu thereof the notice referred to in Rule 173 under the Securities Act), any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(i) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(j) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k) Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, the Issuer will not (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any common stock of the Issuer or any other securities of the Issuer that are substantially similar to its common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any common stock of the Issuer or any other securities of the Issuer that are substantially similar to its common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, other than any registration statement on Form S-8 filed to register securities to be offered under any of the Issuer’s employee benefit or equity incentive plans disclosed in the Registration Statement; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock of the Issuer or any other securities of the Issuer that are substantially similar to its common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common stock of the Issuer or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of common stock of the Issuer upon the conversion of securities or the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), Disclosure Package and the Prospectus, or (C) issuances of common stock of the Issuer (including pursuant to restricted stock awards, restricted stock units and upon the exercise of options) and grants of equity-based awards pursuant to any employee stock option plan, employee stock incentive plan, employee stock purchase plan, employee dividend reinvestment plan or any other employee benefit plan of the Issuer described in the Disclosure Package and the Prospectus.

(l) The Issuer will use commercially reasonable efforts to list, subject to notice of issuance, the Shares on NASDAQ.

(m) The Issuer has obtained and delivered for the benefit of the Underwriters the Lock-Up Agreement, in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) substantially all holders of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security.

(n) The Issuer shall apply the net proceeds of its sale of the Shares in all material respects as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

(o) The Issuer shall comply in all material respects with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5.	Costs and Expenses.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) the cost of preparing and printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign securities or Blue Sky law (including the reasonable legal fees and filing fees and other disbursements of outside counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (iv) the filing fees of the Commission and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters and the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the Depositary Trust Company; (v) the filing fees and expenses (including reasonable legal fees of outside counsel for the Underwriters and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; (vi) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto; (vii) the listing fee of NASDAQ and any related fees; (viii) the costs and expenses of the Issuer relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel, lodging and other expenses incurred by the officers of the Issuer and any such consultants , (ix) the cost of any aircraft chartered in connection with the road show; provided, however, that the Underwriters will reimburse certain expenses as agreed by the parties hereto; (ix) all reasonable fees and disbursements of outside counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including the fees and disbursements of outside counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.

6.	Conditions of Obligations of the Underwriters

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on each Option Closing Date are subject to the accuracy, as of the Closing Date and each Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission.

(b) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Issuer, in a form acceptable to the Representatives.

(c) The Representatives shall have received on the Closing Date and the applicable Option Closing Date(s), if any, opinions of Michael Best & Friedrich LLP, special counsel for the Issuer with respect to patent and proprietary rights, in a form acceptable to the Representatives.

(d) The Representatives shall have received on the Closing Date and the applicable Option Closing Date(s), if any, opinions of Hyman, Phelps & McNamara, P.C., special counsel for the Issuer with respect to regulatory matters, in a form acceptable to the Representatives.

(e) The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, an opinion dated the Closing Date and the applicable Option Closing Date(s), if any, in a form acceptable to the Representatives.

(f) The Representatives shall have received, on each of the dates hereof, the Closing Date and the applicable Option Closing Date(s), if any, a letter or letters dated the date hereof, the Closing Date or the Option Closing Date, if any, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP containing statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) The Representatives shall have received on the Closing Date and the applicable Option Closing Date(s), if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the applicable Option Closing Date(s), if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the applicable Option Closing Date(s), if any; and

(iii) Since the respective dates as of which information is given in the Disclosure Package, there has not been (x) any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings or business of the Issuer taken as a whole, whether or not arising from transactions in the ordinary course of business, (y) any occurrence that would prevent or materially interfere with consummation of the transactions contemplated hereby or (z) any occurrence that would prevent the Shares from being accepted for listing on, or resulting in the delisting of the Shares from, NASDAQ.

(h) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i) The Firm Securities and Option Securities, if any, shall have been approved for listing upon notice of issuance on NASDAQ.

(j) The Lockup Agreements described in Section 4(m) shall be in full force and effect.

(k) The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives. In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	Conditions of the Obligations of the Issuer.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the applicable Option Closing Date(s), if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	Indemnification.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (C) any Written Testing-the-Waters Communication, or (D) any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Written Testing-the-Waters Communication or any road show in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 15 below.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or road show or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or road show in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 15 below.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the outside counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local outside counsel) for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.	Directed Share Program Indemnification.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) are caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) are related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of the Underwriters.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding in respect thereof, or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9(a) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the outside counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local outside counsel) for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(c) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other in connection with the offering of the Directed Shares shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters for the Directed Shares, in each case bear to the aggregate Public Offering Price of the Directed Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(d) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Directed Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

10.	Default by Underwriters.

If on the Closing Date or the applicable Option Closing Date(s), if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Sections 8 and 9 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or applicable Option Closing Date(s), if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street,
New York, New York 10281-8098
	Attention:	Michael Goldberg,
Syndicate Director
	Fax:	(212) 428-6260

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
	Attention:	Glenn Pollner
	Fax:	(212) 351-4035

if to the Issuer, to	Aerie Pharmaceuticals Inc.
135 U.S. Highway 206, Suite 15
Bedminster, New Jersey 07921
	Attention:	Richard Rubino
Chief Financial Officer
	Fax:	(908) 470-4329

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:	Andrew Barkan
Fax:	(212) 859-4000

12.	Termination.

This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred:

(a) (i) since the respective dates as of which information is given in the Disclosure Package, there has been (x) any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, operations, earnings or business of the Issuer taken as a whole, whether or not arising from transactions in the ordinary course of business, (y) any occurrence that would prevent or materially interfere with consummation of the transactions contemplated hereby or (z) any occurrence that would prevent the Shares from being accepted for listing on, or resulting in the delisting of the Shares from, NASDAQ, in the absolute discretion of the Representatives, (ii) any outbreak or escalation of hostilities or declaration by the United States of war or national emergency or other national or international calamity, crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis, or change on the financial markets of the United States would, in the absolute discretion of the Representatives make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or NASDAQ, (iv) declaration of a banking moratorium by United States or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (v) the suspension of trading of the Issuer’s common stock by NASDAQ or the Commission, or any other governmental authority;

(b) as provided in Sections 6 and 10 of this Agreement.

13.	Successors.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	Research Independence.

The Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15.	Information Provided by Underwriters.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement consists of the information contained in the first sentence of the third paragraph under the caption “Underwriting” in each Preliminary Prospectus and the Prospectus, the first sentence under the first paragraph under the heading “Commissions and Expenses” and the first five paragraphs under “Stabilization” under the caption “Underwriting” in each Preliminary Prospectus and the Prospectus.

16.	No Fiduciary Duty.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as financial advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arm’s-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) the Underwriters may have interests that differ from those of the Issuer and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offering of the Shares.

17.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by the Issuer and the Representatives, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

AERIE PHARMACEUTICALS, INC.

By
Richard J. Rubino
Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As the Representatives of the several

Underwriters listed on Schedule I hereto

By: RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

By: STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased

RBC Capital Markets, LLC
Stifel, Nicolaus & Company, Incorporated
Lazard Capital Markets LLC
Canaccord Genuity Inc.

Total

SCHEDULE II(a)

Materials Other than the Pricing Prospectus that Comprise the Disclosure Package:

SCHEDULE II(b)

Issuer Free Writing Prospectuses Not Included in the Disclosure Package

SCHEDULE III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[            ], 2013

RBC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

As the Representatives of the

    several underwriters named in Schedule I to the Underwriting Agreement

c/o RBC Capital Markets

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

RE: Aerie Pharmaceuticals, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated will act as the representatives of the underwriters (the “Representatives”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to: (i) the transfer of Shares or Related Securities (x) by gift to a Family Member, or by will or intestate succession, (y) to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, or (z) as a distribution or transfer to: (1) limited partners, members, stockholders or affiliates of the undersigned or to any investment fund or other entity controlled or managed by the undersigned, or (2) any corporation, partnership, limited liability company or other entity which controls the undersigned or to entities under common control with the undersigned; (ii) transactions relating to Shares acquired in open market transactions after the completion of the Offering; (iii) the exercise, conversion, forfeiture or exchange of any Shares or Related Securities outstanding on the date hereof as described in the Registration Statement, including any exercise pursuant to the Company’s long term incentive plans effected by the delivery or sale of any Shares held by the undersigned to the Company (including, without limitation, to finance a “cashless” exercise, to satisfy tax withholding obligations or to transfer Shares to the Company upon any resignation, retirement or termination of employment), (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Shares or Related Securities, provided that such plan does not provide for the transfer of Shares or Related Securities during the Lock-Up Period; provided, however, that it shall be a condition to any such transfer:

•	in the case of clause (i) above, that each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and

•	in the case of clauses (i), (ii) and (iii) above, that prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

The undersigned further agrees that the foregoing provisions shall be equally applicable to any Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a Company-directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representatives will notify the

Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective beginning two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions, and the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares or Related Securities if such transfer would constitute a violation or breach of this letter agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement shall lapse and become null and void if the Offering shall not have occurred on or before the earliest of (i) such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) a public announcement is made by either the Company or the Representatives stating that it has determined not to proceed with the Offering, (iii) termination of the Underwriting Agreement or (iv) December 31, 2013, in the event the Underwriting Agreement has not been executed by that date (provided, however, that the Company may extend such date by three months with written notice to the undersigned prior thereto).

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if

signing as custodian or trustee, or on behalf

of an entity)

ANNEX A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise) “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

—	sell, offer to sell, contract to sell or lend,

—	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

—	pledge, hypothecate or grant any security interest in, or

—	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.